                                                                     EXHIBIT 1.2




                           AAMES CAPITAL CORPORATION

                       Mortgage Pass-Through Certificates

                               PRICING AGREEMENT


                               December 11, 1996


Greenwich Capital Markets, Inc.
  as Representative of the several Underwriters
  named in Schedule I to the Pricing Agreement
  c/o    Greenwich Capital Markets, Inc.
         600 Steamboat Road
         Greenwich, Connecticut  06830

Gentlemen:

         Aames Capital Corporation (the "Company") proposes, subject to the terms and conditions stated herein and the Underwriting Agreement, dated December 11, 1996 (the "Underwriting Agreement"), between the Company and Greenwich Capital Markets Limited, as underwriter and as Representative (in such capacity, the "Representative") of the several underwriters named in
Schedule I hereto (together with the Representative, the "Underwriters"), to issue and sell to the Underwriters the series of mortgage pass-through certificates specified in Schedule II hereto (the "Certificates"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented with respect to the Certificates. Each reference to Representative contained in the Underwriting Agreement shall be deemed to refer to the Representative named herein. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Certificates in the form heretofore delivered to you is now proposed to be filed or, in the case of a supplement, mailed for filing with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, at the time and at the purchase price set forth in Schedule II hereto, the aggregate amount of each Class of Certificates set forth opposite the name of such Underwriter set forth in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriters and the Company.

                                 Very truly yours,

                                 AAMES CAPITAL CORPORATION


                                 By:  /s/ Mark E. Elbaum
                                      -----------------------------
                                      Name:  Mark E. Elbaum
                                      Title:  Senior Vice President - Finance

CONFIRMED AND ACCEPTED,
as of the date first above written:

GREENWICH CAPITAL MARKETS, INC.


By: /s/ Michael S. McMahon
    --------------------------------------
      Name:  Michael S. McMahon
      Title:  Vice President

   For itself and as Representative of the several
   Underwriters named in Schedule I to the Pricing Agreement

                                   SCHEDULE I


                                              Principal        Principal
                         Principal Amount     Amount of        Amount of      Principal Amount
                          of Class A-1A       Class A-1B       Class A-1C       of Class A-1D
      Underwriter          Certificates      Certificates     Certificates      Certificates
      -----------          ------------      ------------     ------------      ------------
 Greenwich Capital
 Markets, Inc.           $34,200,000        $10,800,000      $18,600,000        $4,000,000

 CS First Boston
 Corporation             $25,650,000        $8,100,000       $13,950,000        $3,000,000

 Bear, Stearns & Co.
 Inc.                    $12,825,000        $4,050,000       $6,975,000         $1,500,000

 Prudential
 Securities              $12,825,000        $4,050,000       $6,975,000         $1,500,000
 Incorporated




 Total                   $85,500,000        $27,000,000      $46,500,000        $10,000,000
                             Principal                          Principal         Principal
                             Amount of     Principal Amount     Amount of         of Amount
                           Class A-1E       of Class A-1F      Class A-1G        Class A-2
      Underwriter         Certificates      Certificates      Certificates      Certificates
      -----------         ------------      ------------      ------------      ------------
 Greenwich Capital
 Markets, Inc.             $12,600,000       $6,800,000         $9,800,000       $143,200,000

 CS First Boston
 Corporation                $9,450,000       $5,100,000         $7,350,000       $107,400,000

 Bear, Stearns & Co.
 Inc.                       $4,725,000       $2,550,000         $3,675,000        $53,700,000

 Prudential
 Securities                 $4,725,000       $2,550,000         $3,675,000        $53,700,000
 Incorporated




 Total                     $31,500,000      $17,000,000        $24,500,000       $358,000,000

                                  SCHEDULE II


Registration Statement No. 333-10185
  Basic Prospectus dated December 11, 1996
  Prospectus Supplement dated December 11, 1996


         Title of Certificates:                             Class A-1A
                                                            ----------

              Amount of Certificates:                       $85,500,000 (approximate)

              Pass-Through Rate:                            LIBOR as of December 23, 1996 plus 0.08% for the initial
                                                            Interest Period; LIBOR plus 0.08% thereafter

              Purchase Price Percentage:                    99.85%

              Cut-off Date:                                 December 1, 1996

              Settlement Date:                              December 27, 1996

              Closing:                                      December 27, 1996

              Denominations:                                $1,000.00 and integral multiples of $1.00 in excess thereof.


         Title of Certificates:                             Class A-1B
                                                            ----------

              Amount of Certificates:                       $27,000,000 (approximate)

              Pass-Through Rate:                            6.34%

              Purchase Price Percentage:                    99.80% (plus accrued interest from Cut-off Date at applicable
                                                            Pass-Through Rate)

              Cut-off Date:                                 December 1, 1996

              Closing:                                      December 27, 1996

              Denominations:                                $1,000.00 and integral multiples of $1.00 in excess thereof.


                                 Schedule II-1

              Title of Certificates:                        Class A-1C
                                                            ----------

              Amount of Certificates:                       $46,500,000 (approximate)

              Pass-Through Rate:                            6.52%

              Purchase Price Percentage:                    99.734375% (plus accrued interest from Cutoff Date at applicable
                                                            Pass-Through Rate)

              Cut-off Date:                                 December 1, 1996

              Closing:                                      December 27, 1996

              Denominations:                                $1,000.00 and integral multiples of $1.00 in excess thereof.


         Title of Certificates:                             Class A-1D
                                                            ----------

              Amount of Certificates:                       $10,000,000 (approximate)

              Pass-Through Rate:                            6.75%

              Purchase Price Percentage:                    99.684375% (plus accrued interest from Cutoff Date at applicable
                                                            Pass-Through Rate)

              Cut-off Date:                                 December 1, 1996

              Closing:                                      December 27, 1996

              Denominations:                                $1,000.00 and integral multiples of $1.00 in excess thereof.


              Title of Certificates:                        Class A-1E
                                                            ----------

              Amount of Certificates:                       $31,500,000 (approximate)

              Pass-Through Rate:                            6.87%

              Purchase Price Percentage:                    99.61875% (plus accrued interest from Cutoff Date at applicable
                                                            Pass-Through Rate)

              Cut-off Date:                                 December 1, 1996

              Closing:                                      December 27, 1996

              Denominations:                                $1,000.00 and integral multiples of $1.00 in excess thereof.





                                 Schedule II-2

              Title of Certificates:                        Class A-1F
                                                            ----------

              Amount of Certificates:                       $17,000,000 (approximate)

              Pass-Through Rate:                            7.17%

              Purchase Price Percentage:                    99.568125% (plus accrued interest from Cutoff Date at applicable
                                                            Pass-Through Rate)

              Cut-off Date:                                 December 1, 1996

              Closing:                                      December 27, 1996

              Denominations:                                $1,000.00 and integral multiples of $1.00 in excess thereof.


              Title of Certificates:                        Class A-1G
                                                            ----------

              Amount of Certificates:                       $24,500,000 (approximate)

              Pass-Through Rate:                            7.32% for each Interest Period ending prior to Clean-up Call Date;
                                                            7.82% thereafter

              Purchase Price Percentage:                    99.55875% (plus accrued interest from Cutoff Date at applicable
                                                            Pass-Through Rate)

              Cut-off Date:                                 December 1, 1996

              Closing:                                      December 27, 1996

              Denominations:                                $1,000.00 and integral multiples of $1.00 in excess thereof.


         Title of Certificates:                             Class A-2
                                                            ---------

              Amount of Certificates:                       $358,000,000 (approximate)

              Initial Pass-Through Rate:                    LIBOR + 0.22% for each Interest Period on or prior to Clean-up
                                                            Call Date; LIBOR + 0.44% thereafter

              Purchase Price Percentage:                    99.75000%

              Cut-off Date:                                 December 1, 1996

              Settlement Date                               December 27, 1996

              Closing:                                      December 27, 1996

              Denominations:                                $1,000.00 and integral multiples of $1.00 in excess thereof.





                                 Schedule II-3

Representative with respect
to the Class A-1
Certificates:                    Greenwich Capital Markets, Inc.

Representative with respect
to the Class A-2
Certificates:                    Greenwich Capital Markets, Inc.

Insurer:                         Financial Security Assurance Inc.

Location of Settlement:          The offices of Andrews & Kurth L.L.P., 601
                                 South Figueroa Street, Los Angeles, California





                                 Schedule II-4